LOAN AGREEMENT

THIS AGREEMENT dated for reference the 22nd day of December, 2009,

BETWEEN:

WESTERN STANDARD ENERGY CORP., a Nevada company ("**Western**"),

(hereinafter together called the "**Borrower**")

OF THE FIRST PART;

AND:

BRL CONSULTING INC., a British Columbia company ("**BRL**")

and

GLADYS JENKS., of Gabriola Island, British Columbia ("**Jenks**")

(hereinafter together called the "**Lenders**")

OF THE SECOND PART;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements contained herein, the parties hereto hereby represent, warrant, covenant and agree as follows:

1.0 INTERPRETATION

1.1 **Definitions** – In this Agreement, unless otherwise expressly stated herein:

"Business Day" means any day other than a Saturday, Sunday or statutory holiday within the Province of British Columbia;

"Closing" means the closing, on a date mutually agreeable to the parties, of the transactions contemplated by this Agreement;

"Event of Default" has the meaning ascribed thereto in section 6.1;

"Loan" means the loan as contemplated by section 2.1;

"Security Documents" has the meaning ascribed thereto in section 3.1;

1.2 **References** – The terms 'this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement as a whole, and any reference herein to an Article, section, subsection or paragraph followed by a number shall be deemed to be a reference to the specified Article, section, subsection or paragraph of this Agreement.

1.3 **Headings** – The captions and headings herein have been inserted for convenience of reference only and do not define, enlarge or limit the scope or intent of any provision hereof.

1.4 **Gender** – In this Agreement, words importing the singular number shall include the plural and vice-versa; words importing the use of any gender shall include all genders; and words importing persons shall include firms, corporations, partnerships, joint ventures, trustees, unincorporated organizations, governments or any agency or subdivision of any government.

1.5 **Inconsistencies** – In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the Security Documents, the terms and conditions of this Agreement shall govern.

1.6 **Statutes** – Any reference herein to a statute includes the regulations made pursuant thereto, all amendments made to such statute or regulations and in force from time to time, and any statute or regulations in force from time to time that have the effect of supplementing or superseding such statute or regulations.

1.7 **Currency** – All references herein to money amounts are expressed in U.S. currency unless otherwise indicated.

1.8 **Governing Law and Appointment of Agent** – This Agreement shall be governed by the laws of the Province of British Columbia, as applicable, and the parties hereto agree, in respect to all disputes arising out of this Agreement, to attorn to the courts of the Province of British Columbia and the procedural laws related thereto.

2.0 LOAN

2.1 **Loan** – Subject to the terms and conditions hereof, the Lenders will lend to the Borrower, and the Borrower will borrow from the Lenders, the principal amount of $60,000.

2.2 **Lenders' Interest** – The parties hereto acknowledge and agree that BRL's interest in the Loan shall be 50% and Jenks' interest in the Loan shall be 50%.

2.3 **Advances** – Subject to the terms and conditions hereof, the Lenders will advance the Loan as at Closing.

2.4 **Interest** – Interest shall accrue on the Loan from the date of Closing on the balance thereof outstanding from time to time to the date the Loan, together with all accrued and unpaid interest thereon, and all other monies due hereunder, shall have been paid in full to the Lenders, at a rate equal to the 11% per annum, calculated monthly both before and after demand and, default and judgment. All interest due hereunder shall be due and payable on the date on which the Loan is repaid in full.

2.5 **Maturity of Loan** – The Loan, together with all accrued and unpaid interest thereon, and all other monies due hereunder, shall be repaid on demand. No principal payments on the Loan are due prior thereto.

2.6 **Prepayment** – The Borrower shall not have the right or privilege of prepaying or repaying any portion of the principal amount of the Loan prior to the Maturity Date.

2.7 **Payments** – All payments to be made by the Borrower to the Lenders hereunder will be made by wire transfer, to accounts directed by the Lenders, and shall be apportioned amongst the Lenders in accordance with the amounts of the BRL Interest and the Jenks' Interest.

2.8 **Acceleration** – Upon the occurrence and continuation of an Event of Default, the principal balance of the Loan owing and outstanding at such time, together with all accrued and unpaid interest thereon, and all other monies due hereunder and under the Security and the Security Documents shall, at the sole option of the Lenders, become immediately due and payable to the Lenders.

2.9 **Application of Funds** – Any monies received by the Lenders may be applied on such part or parts of the indebtedness of the Borrower to the Lenders hereunder as the Lenders may see fit, and the Lenders at all times and from time to time thereafter shall have the right to change any appropriation of any monies received by it and to reapply the same to any part or parts of such indebtedness as the Lenders may see fit, notwithstanding any previous application by whomsoever made.

2.10 **Lenders' Costs** – The Borrower shall promptly reimburse the Lenders, upon written request, for all reasonable costs, charges and expenses incurred by the Lenders in connection with the preparation and registration (where applicable) of this Agreement and any other documents ancillary thereto and in enforcing the remedies in this Agreement or in the Security or in the Security Documents.

3.0 SECURITY

3.1 **Security** – Concurrently with the execution and delivery of this Agreement, the Borrower shall, upon request of the Lenders, execute and deliver or cause to be executed and delivered the following security, all in form and content satisfactory to the Lenders:

(a) general security agreement charging the Borrower's assets granted by the Borrower in favour of the Lenders; and

(b) a certificate of an officer of the Borrower in form satisfactory to the Lenders.

(the items described above being hereinafter collectively referred to as the "Security Documents").

3.2 **No Merger** – None of the Security Documents shall operate so as to create any merger or discharge of the indebtedness of the Borrower to the Lenders or of any assignment, guarantee, lien, contract, promissory note, bill of exchange or other security of any form held or which may hereafter be held by the Lenders from the Borrower or from any other person or persons whomsoever.

3.3 **Additional Security** – The Security Documents are in addition to and not in substitution for any of the security or securities which the Lenders may from time to time hold or take from the Borrower or from any other person or persons whomsoever.

4.0 REPRESENTATIONS AND WARRANTIES

4.1 **By Borrower** – The representations and warranties of the Borrower contained in the Security Documents are hereby incorporated by reference into this Agreement.

5.0 COVENANTS OF THE BORROWERSS

5.1 **Affirmative Covenants** – The Borrower covenants and agrees with the Lenders that so long as any indebtedness hereunder remains outstanding, it will:

(a) duly and punctually pay or cause to be paid to the Lenders all amounts required to be paid to the Lenders pursuant to this Agreement and the Security Documents at the times, at the place and in the manner set forth herein and therein;

(b) duly observe and perform each and all of the covenants and agreements set forth in this Agreement and the Security Documents;

(c) maintain its corporate existence and carry on and conduct its business in a proper and efficient manner;

(d) fully and effectually maintain and keep maintained the security granted under the Security Documents as valid and effective security at all times;

(e) forthwith notify the Lenders of any material action, suit or proceeding brought or materially affecting the Borrower or any of the security; and

(f) forthwith notify the Lenders of the occurrence of any Event of Default or any event of which it is aware which, with notice or lapse of time or both or otherwise, would constitute an Event of Default.

5.2 **Negative Covenants** – The Borrower covenants and agrees with Lenders that as long as any indebtedness hereunder remains outstanding, it will not amalgamate, merge or otherwise consolidate with or into any other entity without the prior written consent of the Lenders.

5.3 **Security Covenants** – The covenants of the Borrower in sections 5.1 and 5.2 are in addition to, and not in replacement of, or in substitution for, the covenants of the Borrower in the Security Documents.

6.0 EVENTS OF DEFAULT

6.1 **Events of Default** – Any one or more of the following events shall constitute an Event of Default hereunder:

(a) if the Borrower or any one of them fails to make any payment to the Lenders of any amount as and when the same becomes due in accordance with the provisions of this Agreement and such failure continues for a period of five (5) Business Days after notice in writing has been given by the Lenders to the Borrower;

(b) if the Borrower shall fail to observe or perform any other covenant, obligation, condition, or agreement contained in this Agreement or in the Security Documents and (i) such failure shall continue for ten (10) Business Days or (ii) if such failure is not curable within such 10 (ten) Business Day period, but is reasonably capable of cure within thirty (30) Business Days, either (A) such failure shall continue for thirty (30) Business Days or (B) the Borrower shall not have commenced a cure in a manner reasonably satisfactory to the Lenders within the initial ten (10) Business Day period;

(c) if any representation, warranty or statement made in this Agreement, the Security Documents or any certificate or any other document delivered to the Lenders pursuant to this Agreement or the Security Documents is untrue or incorrect in any material respect;

(d) if the Security Documents, or any part thereof, become enforceable under the terms thereof;

(e) if an event of default specified in any of the Security Documents shall occur;

(f) if, subsequent to the date of this Agreement, the Security becomes encumbered or charged with any other security interest, mortgage, hypothec, pledge, lien, claim, charge, whether fixed or floating, or other encumbrance whatsoever, other than arising out of this Agreement;

(g) if without the Lenders' prior written consent, there is a change in the ownership or control of the Borrower;

(h) if an order is made for the liquidation, winding up or dissolution of the Borrower; and

(i) if the Borrower or any one of them consents to or makes a general assignment for the benefit of creditors or makes or files a notice of intention to make a proposal under any bankruptcy law, or is declared bankrupt, or if a liquidator, trustee in bankruptcy, custodian or receiver or receiver and manager or other officer with similar powers is appointed in respect of the Borrower, their assets or any one of them.

6.2 **Remedies of Lenders** – Upon the occurrence and during the continuation of an Event of Default, the Lenders may, in its discretion, by written notice to the Borrower, declare all indebtedness of the Borrower to the Lenders hereunder and under the Security Documents to be immediately due and payable, and enforce all rights and remedies granted under the Security Documents.

6.3 **Remedies Not Exclusive** – No remedy herein conferred on the Lenders is intended to be exclusive. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or commencement of exercise by the Lenders of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lenders of any or all other such remedies.

6.4 **Waiver** - The Lenders may in its absolute discretion by written instrument at any time and from time to time waive any breach by the Borrower of any of its covenants herein. No course of dealing between any Borrower and the Lenders nor any delay in exercising any rights hereunder or under any of the Security Documents, shall operate as a waiver of any such rights of the Lenders.

6.5 **Records of Lenders** – The records of the Lenders as to payment of the indebtedness of the Borrower to the Lenders hereunder or any part thereof being in default or of any demand for payment having being made shall be *prima facie* proof of such fact.

7.0 CONDITIONS

7.1 **Conditions Precedent** – Unless the Lenders otherwise agree in writing or unless waived by the Lenders in writing, the Closing is subject to the fulfillment of the following conditions, for the benefit of the Lenders:

(a) all the documents and instruments referred to in section 3.1 shall have been duly executed and delivered to the Lenders, and the Security Documents therein referred to shall, where applicable, have been duly registered, entered or recorded in all offices of public record necessary or desirable to preserve to protect the security created thereby and the priority thereof to the extent required by the Lenders in its sole discretion;

(b) all legal matters incidental to the form, substance and effectiveness of this Agreement and the Security Documents, including but not limited legal undertakings, directions and executed director resolutions of the Company approving the transactions contemplated herein, and all other documents or instruments executed and delivered pursuant hereto, shall be satisfactory to the Lenders' solicitors;

(c) no representation or warranty made by the Borrower in or pursuant to this Agreement, or any of the Security Documents, or in any notice, certificate, instrument or statement contemplated hereby or thereby, is untrue or incorrect in any material respect on and as of the date on which such advance is to be made with reference to the facts subsisting at that time with the same effect as if made on such date;

(d) no event shall have occurred and be continuing which constitutes an Event of Default or with the giving of notice or lapse of time or both would constitutes an Event of Default;

(e) Peter Jenks, of Estevan, Saskatchewan, shall have been appointed a Director of the Company and as President, CEO, CFO, Secretary and Treasurer of the Company; and

(f) Dan Bauer shall have resigned as Director of the Company and as President, CEO, CFO, Secretary and Treasurer of the Company.

8.0 GENERAL

8.1 **Modifications** – This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

8.2 **Time of Essence** – Time shall be of the essence hereof.

8.3 **Further Assurances** – The Borrower will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as the Lenders may reasonably require for the purpose of giving effect to this Agreement.

8.4 **Assignment** – The Borrower shall not assign this Agreement or any part thereof or its interest herein or in the Loan except with the prior written consent of the Lenders, such consent not to be unreasonably withheld and provided that any such assignment does not, and shall not, require the Lenders to provide any releases to the Borrower from their obligations hereunder. The Lenders may assign its interest in the whole or any part of the Loan and this Agreement, the Security Documents without the consent to the Borrower, but with notice to the Borrower.

8.5 **Dealings by Lenders** – The Lenders may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Borrower, debtors of the Borrower, guarantors and others and with the security granted under the Security Documents as the Lenders may see fit without prejudice to the liability of the Borrower hereunder, or the Lenders' right to hold and enforce such security.

8.6 **Notices** – Any notice or communication to be given hereunder may be effectively given by delivering the same at the addresses hereinafter set forth or by sending the same by facsimile to the parties at such addresses. Any facsimile notice shall be deemed to have been received on transmission if transmitted during business hours on a Business Day and, if not, on the Business Day following transmission. The delivery and facsimile addresses of the parties for the purposes hereof, until notice is otherwise provided to the other party in writing shall be as follows:

to the Borrower at:

Western Standard Energy Corp.
Clark Wilson, LLP.
Barristers & Solicitors
800-885 West Georgia Street
Vancouver, British Columbia, V6C 3H1
Email: bip@cwilson.com

to the Lenders:

Gladys Jenks/BRL Consulting Inc.
c/o Box 172, Station A
Nanaimo, B.C. V9R 5K9
Attention: Georgina Martin
Email: gemartinis@shaw.ca

8.7 **Entire Agreement** – This Agreement supersedes all prior understandings and communications between the parties hereto or any of them relating to the subject matter hereof.

8.8 **Invalidity** – If at any time any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby to the fullest extent possible by law.

8.9 __Execution__ – This Agreement may be executed in any number of original counterparts, with the same effect as if all the parties had signed the same document, and will become effective when one or more counterparts have been signed by all of the parties and delivered to or when a true copy of a signed counterpart has been delivered by facsimile transmission, to each of the other parties. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the dates of execution of any counterparts, will be deemed to be dated the first above written, and only one of which need to be produced for any purpose.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

WESTERN STANDARD ENERGY CORP.

Per: ______________________

Name: DAN BAUER
Authorized Signatory

BRL CONSULTING INC.

____
GLADYS JENKS

Per: ______________________
Authorized Signatory